CONSENT OF WELCH, ROBERTS & AMBURN, LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this registration statement of Rainwire Partners, Inc. on Form S-8 of our report dated March 31, 2000 appearing in the 10-KSB of the Company (formerly Envirometrics, Inc.)filed on April 10, 2000 (No. 0-23892) pursuant to Rule 424(b) under the Securities Act of 1933.

                                                /s/ Welch, Roberts & Amburn, LLP
                                                --------------------------------
                                                Welch, Roberts & Amburn, LLP


Charleston, South Carolina

August 08, 2000